BY-LAWS

                                OF

                     BNP U.S. FUNDING L.L.C.

           These By-Laws have been established as the By-Laws of BNP U.S. FUNDING L.L.C., a Delaware limited liability company (the "Company") pursuant to the Amended and Restated Limited Liability Company Agreement, dated as of December 5, 1997 (as from time to time amended, modified or supplemented, the "Agreement"), pursuant to which the Company's existence has been continued, and, together with the Agreement and the other annexes thereto, are deemed to be the limited liability company agreement of the Company for purposes of the Delaware Act. In the event of any inconsistency between the Agreement and these By-Laws, the provisions of the Agreement shall control.

           Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

                             ARTICLE I

                          Securityholders

           Section 1.1. Regular Meetings. A regular meeting of Securityholders shall be held upon the expiration of the term of office of the Directors, including the Independent Director or Directors, for the purpose of electing replacement Directors or Independent Directors, as the case may be. Regular meetings shall be held at such date, time and place either within or without the State of Delaware as determined by the Board of Directors from time to time. Any other proper business may be transacted at a regular meeting.

           Section 1.2. Special Meetings. Special meetings of Securityholders may be called at any time by the Chairman of the Board, if any, the President, the Board of Directors or a majority of the Independent Directors, to be held at such date, time and place either within or without the State of Delaware as may be stated in the notice of the meeting. A special meeting of Securityholders shall be called by the Secretary upon the written request, stating the purpose of the meeting, of (i) Securityholders who together own of record a majority of the Securities entitled to vote at such meeting (ii) or holders of at least 25% in Liquidation Preference of the


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outstanding Series A Preferred Securities, voting together as class with any outstanding Parity Securities upon which equivalent voting rights shall have been conferred. Upon receipt of such written request, the Chairman shall fix a date and time for such meeting which such date shall be within fifteen Business Days of the proposed date specified in the written request.

           Section 1.3. Notice of Meetings. Whenever
Securityholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each Securityholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Securityholder at such Securityholder's address as it appears on the records of the Company.

           Section 1.4. Adjournments. Any meeting of
Securityholders, regular or special, may be adjourned from time to time, to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which adjournment is taken. At the adjourned meeting the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Securityholder of record entitled to vote at the meeting.

           Section 1.5. Quorum. At each meeting of
Securityholders, except where otherwise provided by law or the Agreement or these By-Laws, the holders of at least 50% of the Securities entitled to vote on a matter at the meeting, present in person or represented by proxy, shall constitute a quorum. In the absence of a quorum of the holders of Securities entitled to vote on a matter, the holders of a majority of the Securities present or represented may adjourn such meeting from time to time in the manner provided by Section 1.4 of these By-Laws until a quorum shall be so present or represented. Except at special meetings called by the holders of Preferred Securities (or any class thereof) and at regular meetings called for the purpose, among others, of electing an Independent Director or Directors, securities other than Common Securities belonging on the record date for the meeting to the Company or an Affiliate of the Company shall neither be entitled to vote nor be counted for quorum purposes.

           Section 1.6. Organization. Meetings of Securityholders shall be presided over by the Chairman of the Board, if any, or in the absence of the Chairman of the Board by the President, or in the absence of the President by a Vice President, or in the absence of the foregoing persons, by a chairman designated by the Board of Directors, or in the absence of such designation, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.


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           Section 1.7. Voting Proxies. Unless otherwise provided
in the Agreement, each Securityholder entitled to vote at any meeting of Securityholders shall have voting power proportionate to the outstanding amount, based on initial issue price, of the Securities held by such Securityholder that have voting power upon the matter in question. Each Securityholder entitled to vote at a meeting of Securityholders or to express consent or dissent to action in writing without a meeting may authorize another person or persons to act for such Securityholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law of support an irrevocable power, regardless of whether the interest with which it is coupled is an interest in the Securities themselves or an interest in the Company generally. A Securityholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy hearing a later date with the Secretary of the Company. Voting at meetings of Securityholders need not be by written ballot unless the holders of a majority of the outstanding Securities entitled to vote thereon present in person or represented by proxy at such meeting shall so determine. Directors shall be designated, removed and replaced as provided in the Agreement and Article II hereof. Other than in the case of any matter expressly set forth in the Agreement for which a higher vote is required, the affirmative vote of the holders of a majority of the Securities present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the Securityholders.

           Section 1.8. Fixing Date for Determination of Securityholders of Record. In order that the Company may determine the Securityholders entitled to notice of or to vote at any meeting of Securityholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining Securityholders entitled to notice of or to vote at a meeting of Securityholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of Securityholders of record entitled to notice of or to vote at a meeting of Securityholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

           In order that the Company may determine the Securityholders entitled to consent to action in writing without a meeting (as provided in Section 1.11 hereof), the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining Securityholders entitled to consent to action in writing without a meeting, when no prior action by the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the


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Company by delivery to (a) its registered office in the State of
Delaware, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Delivery made to the Company's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining Securityholders entitled to consent to action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

           In order that the Company may determine the Securityholders entitled to receive payment of any distribution or allotment of any rights, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining Securityholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

           Section 1.9. List of Securityholders Entitled to Vote. The Secretary shall prepare and make, at least ten days before every meeting of Securityholders, a complete list of the Securityholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each Securityholder and the amount of Securities registered in the name of each Securityholder. Such list shall be open to the examination of any Securityholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of meeting during the whole time thereof and may be inspected by any Securityholder who is present.

           Section 1.10.  Advance Notice.

           (a) Removal and Nomination of Independent Directors. Removal and nomination of Independent Directors may be made at any regular meeting of Securityholders, or at any special meeting of Securityholders called at any time for the purpose of removing and subsequently electing Independent Directors by the holders of at least 25% in Liquidation Preference of the outstanding Series A Preferred Securities and any Parity Securities upon which equivalent voting rights shall have been conferred (x) who are Securityholders of record on the date of the giving of the notice provided for in Sub-Section 1.10(c) and on the record date for the determination of Securityholders entitled to vote at such meeting and (y) who comply with the notice procedures set forth in Sub-Section 1.10(c).

           (b) Nomination of Independent Director in Cases other than Removal. Nomination of an Independent Director (except the initial Independent Director) in all cases other than removal of an Independent Director may be made at any regular meeting of Securityholders, or any special meeting of Securityholders called for that purpose pursuant to Section 7.3(f) of the Agreement, by the holders of at least 25% in Liquidation Preference of the


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


outstanding Series A Preferred Securities and any such Parity Securities (x) who are Securityholders of record on the date of the giving of the notice provided for in SubSection 1.10(c) and on the record date for the determination of Securityholders entitled to vote at such meeting and (y) who comply with the notice procedures set forth in Sub-Section 1.10(c).

           (c) Notice Procedures. In addition to any other applicable requirements, for (x) a removal and nomination pursuant to Sub-Section 1.10(a) or (y) a nomination pursuant to SubSection 1.10(b) to be made by the holders of at least 25% in Liquidation Preference of the outstanding Series A Preferred Securities and any such Parity Securities, such Securityholders must have given timely notice thereof in proper written form to the Secretary of the Company.

           To be timely, a Securityholders' notice to the Secretary must be delivered to or mailed and received at the principal offices of the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding regular meeting of the Securityholders; provided, however, that (i) in the event that the regular meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the Securityholders in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the regular meeting was mailed for such public disclosure of the date of the regular meeting was made, whichever first occurs; and (ii) in the case of a special meeting of Securityholders called for the purpose of removing and subsequently electing any Independent Director, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

           To be in proper written form, a Securityholders' notice to the Secretary must set forth (x) the name of the Independent Director(s) whom the Securityholders proposes to remove in the case of removal, (y) as to each person whom the Securityholders propose to nominate for election as an Independent Director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of securities of the Company which are owned beneficially or of record by the person and (iv) during any such time as a Registration Statement is effective, any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder; and (z) as to the Securityholders giving the notice (i) the name and record address of such Securityholders, (ii) the series and number of Securities which are owned beneficially (as determined pursuant to Rule 13d-3 of the Exchange Act) or of record by such Securityholders,
(iii) a description of all arrangements or understandings between such Securityholders and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such Securityholders, (iv) a representation that such Securityholders intend to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) during any such time as a Registration Statement is effective, any other information relating to such Securityholders that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies


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


for election of directors pursuant to Section 14 of the Exchange
Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as an Independent Director if elected.

           No person shall be eligible for election as an Independent Director of the Company unless nominated in accordance with the procedures set forth in this Section 1.10. If the Chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the Chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

           Section 1.11. Consent of Securityholders in Lieu of Meeting. Unless otherwise provided in the Agreement or by law, any action required by law to be taken at any regular or special meeting of Securityholders of the Company, or any action which may be taken at any regular or special meeting of such Securityholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Securities having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Securities entitled to vote thereon were present and voted and shall be delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified mail or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Every written consent shall bear the date of signature of each Securityholder who signs the consent and no written consent shall be effective to take the action referred to therein unless, with sixty days of the earliest dated consent delivered in the manner required by these By-Laws to the Company, written consents signed by holders representing a sufficient amount of Securities to take action are delivered to the Company by delivery to (a) its registered office in the State of Delaware by hand or by certified or registered mail, return receipt requested, (b) its principal place of business, or (c) an Officer or agent of the Company having custody of the book in which proceedings of meetings of Securityholders are recorded. Prompt notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Securityholders who have not consented in writing.

                            ARTICLE II

                        Board of Directors

           Section 2.1. Number; Powers; By-Laws. The business and affairs of the Company shall be managed by or under the direction of a Board composed of not less than three nor more than seven Directors, at least one of whom shall at all times be an Independent Director. The Board shall manage the business and affairs of the Company and may exercise all powers in connection therewith, except for such powers as are required to be exercised by Securityholders, all in accordance with the Agreement, these By-Laws and applicable law. Except to the extent that the Board or the Securityholders confer such authority on a Director, no Director shall have the authority to bind the Company.


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           Section 2.2. Voting Power. Each Director shall, in the
consideration of any matter by the Board, have a single vote at the time such vote is taken or made (whether at a meeting or by written consent). Except where a greater percentage approval may be provided for herein or in the Agreement or by law or except where the Agreement provides that an action requires approval of a majority of the Independent Directors, an action shall be deemed approved by the Board only if it has been approved by a majority of the Directors. With respect to actions that under the Agreement require approval of a majority of the Independent Directors, the Independent Directors may act by a written consent signed by a majority of the Independent Directors or at a meeting of the Independent Directors duly held in the manner provided for in these By-Laws with respect to a meeting of the Board.

           Section 2.3. Quorum. At all meetings of the Board, the presence of at least a majority of Directors shall constitute a quorum for the transaction of business. In the case at any meeting of the Board a quorum shall not be present, any Director present may adjourn the meeting from time to time until a quorum shall be present.

           Section 2.4. Designation; Resignation. The Directors will serve three-year terms (five years in the case of Independent Directors), subject to earlier resignation, removal or termination pursuant to Sub-Sections 7.3(f)(ii) and (iii) of the Agreement or Section 2.5 of these By-Laws. Any Director may resign at any time upon written notice to the Board of Directors or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.

           Section 2.5. Removal; Replacement.

           (a) Independent Directors. The Series A Preferred Securityholders, voting together as a class with the holders of any Parity Securities upon which the same voting rights as those of the Series A Preferred Securities have been conferred, will have the right to remove any Independent Director at any time with or without cause. Removal of, and election of a replacement for, any Independent Director requires the vote of Series A Preferred Securityholders (voting together as a class with any such Parity Securities) holding a Majority in Liquidation Preference of the outstanding Series A Preferred Securities and any such Parity Securities. During any Shift Period or so long as full dividends on the Series A Preferred Securities shall not have been paid for two consecutive Series A Dividend Periods, (i) any vacancy in the office of any Independent Director may be filled (except as provided in the following clause (ii)) by an instrument in writing signed by any such remaining Independent Director and filed with the Company, and (ii) in the case of the removal of any such Independent Director, the vacancy may be filled by vote of the holders of a Majority in Liquidation Preference of the outstanding Series A Preferred Securities and such Parity Securities entitled to vote, voting together as a single class without regard to series, at the same meeting at which such removal shall be voted.

           (b) Other Directors. Any Director who is not an
Independent Director may be removed, with or without cause by majority vote of the remaining Directors. In the event of the


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resignation, removal or death of a Director, such Director shall be replaced by another person designated by majority vote of the remaining Directors.

           Section 2.6. Regular Meetings. Regular meetings of the Board of Directors may be held at such places within or without the State of Delaware and at such times as the Board may from time to time determine, and if so determined notice thereof need not be given.

           Section 2.7. Special Meetings. Special meetings of the Board of Directors may be held at any time or place within or without the State of Delaware whenever called by the Chairman of the Board, by the President, by any two Directors or, in circumstances which entitle the Series A Preferred Securityholders to elect an additional Independent Director, an Independent Director. Reasonable notice thereof shall be given by the person or persons calling the meeting.

           Section 2.8. Participation in Meetings by Conference Telephone Permitted. Unless otherwise restricted by the Agreement or these By-Laws, the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to these By-Laws shall constitute presence in person at such meeting.

           Section 2.9. Organization. Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the President, or in their absence, by a chairman chosen at the meeting. The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary, the chairman of the meeting may appoint any person to act as secretary of the meeting.

           Section 2.10. Action by Directors Without a Meeting. Unless otherwise restricted by the Agreement or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all of the Board or of such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

                           ARTICLE III

                            Committees

           Section 3.1. Committees. The Board of Directors may, by resolution of the Board adopted by majority vote, designate one or more committees, each committee to consist of one or more of the Directors of the Company. Any such committee, to the extent provided in the resolution of the Board of Directors or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Company, and may authorize the seal of the Company to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the


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Certificate of Formation, adopting an agreement of merger,
consolidation or conversion, recommending to the Securityholders the sale, lease or exchange of all or substantially all of the Company's property and assets, recommending to the Securityholders a dissolution of the Company or a revocation of a dissolution, amending these By-Laws or, unless such Committee consists of all of the Independent Directors and no persons who are not Independent Directors, with respect to any matter reserved to the Independent Directors pursuant to Section 6.2(c) of the Agreement or relating to the duties of the Independent Directors under Section 6.8 of the Agreement; and, unless the resolution, these By-Laws or the Agreement expressly so provides, no such committee shall have the power or authority to authorize the issuance of Securities, to adopt a certificate of ownership and merger, consolidation or conversion or to remove or indemnify Officer or Directors.

           Section 3.2 Committee Rules. Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business. In the absence of a provision by the Board or a provision in the rules of such committee to the contrary, a majority of the members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Board conducts its business pursuant to
Article II of these By-Laws.

                            ARTICLE IV

                             Officers

           Section 4.1. Officers: Election. The names of the initial Officers are set forth in Annex C to the Agreement. In addition, the Board of Directors may elect one or more Vice Presidents one or more Assistant Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers and such other Officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable. Any number of offices may be held by the same person unless the Agreement or these By-Laws otherwise provide.

           Section 4.2. Term of Office; Resignation; Removal; Vacancies. Unless otherwise provided in the resolution of the Board of Directors electing any Officer, each Officer shall hold office until his or her successor is elected and qualified or until his or her earlier resignation or removal. Any Officer may resign at any time upon written notice to the Board or to the President or the Secretary of the Company. Such resignation shall take effect at the time specified therein, and unless otherwise specified there no acceptance of such resignation shall be necessary to make it effective. The Board may remove any Officer with or without cause at any time. Any such removal shall be without prejudice to the contractual rights of such Officer, if any, with the Company, but the election of an Officer shall not of itself create contractual rights. Any vacancy occurring in any office of the Company by death, resignation, removal or otherwise may be filled by the Board at any regular or special meeting.

           Section 4.3. Powers and Duties. The Officers of the
Company shall have such


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powers and duties in the management of the Company as shall be stated in these By-Laws or in a resolution of the Board of Directors which is not inconsistent with these By-Laws and, to the extent not so stated, as generally pertain to comparable offices in a corporation organized under the General Corporation Law of the State of Delaware, subject to the control of the Board. The Secretary shall have the duty to record the proceedings of the meetings of the Securityholders, the Board of Directors and any committees in a book to be kept for that purpose. The Board may require any Officer, agent or employee to give security for the faithful performance of his or her duties.

                            ARTICLE V

                            Securities

          Section 5.1. Certificates for Securities. The
Preferred Securities in the Company shall be registered in certificated form. If such certificate is manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile. In case any Officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such Officer before such certificate is issued, it may be issued by the Company with the same effect as if such person were such Officer at the date of issue.

           Section 5.2 Lost, Stolen or Destroyed Certificates, Issuance of New Certificates. The Company may issue a new certificate representing Securities in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Company may require the owner of the lost, stolen or destroyed certificate, or such owner's legal representative, to give the Company a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated Securities.

                            ARTICLE VI

                          Miscellaneous

           Section 6.1. Seal. The Company may have a company seal which shall have the name of the Company inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors. The company seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

           Section 6.2. Waiver of Notice of Meetings of
Securityholders, Directors and Committees. Whenever notice is required to be given by law or under any provision of the Agreement or these By-Laws, a written waiver thereof, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Securityholders, Directors or a committee of Directors need be specified in any written waiver of


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notice unless so required by the Agreement or these By-Laws.

           Section 6.3. Indemnification of Directors, Officers and Employees. The Company shall indemnify to the full extent permitted under the Delaware Act any person made or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was Director, Officer or employee of the Company or serves or served at the request of the Company any other enterprise as a Director, director, officer or employee except for such Director's or Officer's gross negligence or willful misconduct. Expenses, including attorneys' fees, incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the Company promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the Company. The rights provided to any person by these ByLaws shall be enforceable against the Company by such person who shall be presumed to have relied upon it in serving or continuing to serve as a Director, Officer or employee as provided above. No amendment of these By-Laws shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of these By-Laws, the term "Company" shall include any predecessor of the Company and any constituent company (including any constituent of a constituent) absorbed by the Company in a consolidation or merger; the term "other enterprise" shall include any limited liability company, corporation, partnership, joint venture, trust or employee benefit plan; service "at the request of the company" shall include service as a Director, Officer or employee of the Company which imposes duties on, or involves services by, such Director, Officer or employee with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to an employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the Company. The rights conferred on any Person by this Section 6.3 shall not be exclusive of any other rights which such Person may have or hereafter acquire under any statute, provision of these By-Laws, the Agreement, any other agreement, vote of Securityholders or disinterested Directors or otherwise. The Company's obligation, if any, to indemnify any Person who was or is serving at its request as a director, officer, employee or agent of any other enterprise shall be reduced by any amount such Person may collect as indemnification from such other enterprise. Any repeal or modification of the foregoing provisions of this Section 6.4 shall not adversely affect any right of protection hereunder of any Person in respect of any act or omission occurring prior to the time of such repeal or modification.

           Section 6.4. Interested Directors; Quorum. No contract or transaction between the Company and one or more of its Directors or Officers, or between the Company and any other limited liability company, corporation, partnership, association or other organization in which one or more of its Directors or Officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or Officer is present at or participates in the meeting of the Board of Directors or committee thereof which authorizes the contract or transaction, or solely because his or her or their votes are counted for


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


such purpose, if: (1) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or committee in good faith authorizes to contract or transaction by the affirmative votes of disinterested Directors, even though the disinterested Directors be less than a quorum; or
(2) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the Securityholders entitled to vote of the Securityholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the Securityholders. Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

           Section 6.5. Form of Records. Any records maintained by the Company in the regular course of its business, including its Securities ledger, books of account and minute books, may be kept on, or be in the form of, punch cards, magnetic tape or disk, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

           Section 6.6. Amendment of By-Laws. These By-Laws may be amended or repealed, and new by-laws adopted, by the Board of Directors in accordance with the Agreement.


                           *    *    *


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